Ex (N) (1)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Shareholders and Board of Trustees
Kiewit Investment Fund LLLP:
We consent to the use of our report included (incorporated by reference) herein dated May 16, 2007, for the Kiewit Investment Fund LLLP, and to the references to our firm under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.
Boston, Massachusetts
November 12, 2007